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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on May 30, 2008

Registration No. 333-150340

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wave Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	13-3477246
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
480 Pleasant Street Lee, Massachusetts 01238 (413) 243-1600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Steven K. Sprague
President and Chief Executive Officer
Wave Systems Corp.
480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to: Neil W. Townsend, Esq. Bingham McCutchen LLP 399 Park Avenue New York, New York 10022-4689 (212) 705-7700

           Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, o a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12-b2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Maximum aggregate offering price(1)(2)	Amount of registration fee

Class A Common Stock, $.01 par value

Preferred Stock, $.01 par value

Warrants

Units

Total			$25,000,000	$982.50(3)

(1)
There are being registered hereunder such indeterminate number of shares of Class A common stock and preferred stock, such indeterminate number of warrants to purchase Class A common stock or preferred stock and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $25,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of Class A common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provides for conversion or exchange, upon exercise of warrants or pursuant to any antidilution provisions of any of the foregoing. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement exceed $25,000,000.
(3)
The registrant previously paid a registration fee of $982.50 on April 18, 2008 in connection with the filing of the initial registration statement.

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2008

PROSPECTUS

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600

$25,000,000

Class A Common Stock
Preferred Stock
Warrants
Units

        We may offer and sell the securities listed above from time to time, either individually or in units, with a total public offering price of up to $25,000,000. We may also offer Class A common stock issuable upon the conversion of preferred stock or Class A common stock or preferred stock issuable upon the exercise of warrants.

        We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Our Class A common stock is traded on the Nasdaq Global Market under the symbol "WAVX." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on a securities exchange or inclusion on an electronic quotation system.

Investing in our securities involves a high degree of risk.

See "Risk Factors" beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2008.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is current as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this process, we may from time to time offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities registered under this prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we

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file with the SEC, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Unless the context requires otherwise or unless otherwise noted, all references to "Wave," "we," or "our" are to Wave Systems Corp.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        Various statements made in this prospectus under the captions "Our Company" and "Risk Factors," and made elsewhere in this prospectus are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. This prospectus includes, without limitation, forward-looking information about the following:

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  the development of the markets and demand for our products and services;

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  our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

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  our ability to generate revenues from sales of products;

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  our ability to generate license and other fee revenue in the future;

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  the amounts we invest in research and development activities in the future;

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  future levels of operating expenses associated with our business;

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  our future revenues and results of operations;

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  our future exposure to market risk; and

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  our future capital needs and our ability to fund those needs.

        When used in this prospectus, the words "may," "will," "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "future," "could," "should," "would," "expect," "envision," "potentially" and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus and the documents incorporated herein by reference.

        In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

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OUR COMPANY

        Wave develops, produces and markets hardware and software-based digital security products for hardware-based trusted computing platforms, including trusted computing applications and services that are compliant with the specifications of the Trusted Computing Group ("TCG"). TCG is an industry standards body, comprised of computer and device manufacturers, software vendors and others whose purpose is to develop, define and promote open industry-standard specifications for embedded hardware-enabled trusted computing and security technologies, across multiple platforms, peripherals and devices. A hardware-based trusted computing platform is one that uses a semiconductor device, known as a Trusted Platform Module (a "TPM"). A TPM is a hardware chip that is separate from the platform's main CPU(s) that enables secure storage of files and other digital secrets, and performs critical security functions such as generating and protecting "cryptographic keys," which are secret codes used to decipher encrypted or coded data.

        We began our operations on August 12, 1988, with the concept of developing a means to securely meter digital content and report usage data back to a centralized processing and clearing house that tracks the usage, charges the user and distributes royalties to the publishers of that content; a process known as digital rights management. Prior to the formation of the TCG, we expanded and modified our technology from a single purpose security chip to our patented, open and programmable digital security infrastructure known as the EMBASSY (EMB edded A pplication S ecurity SY stem) Trust System, a complete end-to-end suite of products and services that supports hardware-based security and creates a trusted computing environment when implemented exclusively, or in conjunction with traditional security. More recently, Wave has begun developing a set of trusted applications known as the EMBASSY Trust Suite to work with various other chip manufacturers' TCG compliant TPMs. An EMBASSY chip or TPM can be used to securely store the user's personal information, such as usernames, passwords, personal identification numbers, credit card information and personal information, such as social security number, name and address and perform other security functions in a computer platform. In addition, we have added to our product offerings a broadband solution for the delivery of rich content such as video and computer games using an Internet multicasting model; and digital document signing and storage software that enable legally binding digital signatures to be embedded onto digital documents with secure storage and management capabilities of those digitally signed documents. These additional product offerings are currently in development. We expect our current products to remain our primary business focus. We currently hold eleven patents involving methods for securing digitally stored information and content.

        Since our inception in 1988, we have devoted substantially all of our efforts and resources to research, feasibility studies, design, development and market testing of our products and technology. As our research and development activities matured, we have been able to devote increased resources to market development and the application of our technology to end-user products and services. To date, a viable market for our products and technology has yet to fully develop. Although we began to introduce our first commercial products into the market during 2003, we only began to realize modest revenues in 2006. Revenues have been minimal in relation to our expenditures due to the highly complex nature of the technology that we are developing and the early stage nature of the market for products that utilize this technology. As a result, we have experienced a slow pattern of corporate development. You should carefully consider the factors set forth under the caption "Risk Factors."

        Wave was incorporated in Delaware on August 12, 1988 and was known previously as Indata Corp. Wave changed its name to Cryptologics International, Inc., on December 4, 1989; and to Wave Systems Corp. in January 1993. The principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238, and the telephone number is (413) 243-1600.

RISK FACTORS

We have a history of net losses and expect net losses will continue. If we continue to operate at a loss, our business will not be financially viable.

        We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations. Wave's revenue in 2007 was significantly below operating expenses, as our products have not yet attained widespread commercial acceptance. This is due in part to the early stage nature of the digital security industry in which we operate. As of December 31, 2007, we had an accumulated deficit of approximately $323.5 million and working capital of approximately $1.7 million. Given the lack of widespread adoption of the technology for our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.

        To achieve profitability we must, among other things:

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  Continue to convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

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  Convince computer end users and enterprise computer users to purchase our upgrade software and server products for trusted computing:

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  Convince consumers to choose to order, purchase and accept products using our products and services;

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  Continue to maintain the necessary resources, especially talented software programmers;

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  Continue to develop relationships with personal computer manufacturers, computer chip manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

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  Generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

        If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.

We may not be able to fund our operations and continue as a going concern.

        Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. This will likely result in significant losses for the foreseeable future. Considering our current cash balance and Wave's projected operating cash requirements, we anticipate that our existing capital resources will be adequate to satisfy our cash flow requirements into July 2008. In order to fund our business into July 2008 and beyond, it will be necessary for us to generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital. Wave is uncertain as to the availability of financing from other sources to fund any cash deficiencies. Even if we are successful in raising additional capital, uncertainty with respect to Wave's viability will continue until we are successful in achieving our objectives.

Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave's business model is viable.

We may be unable to raise the $6,500,000 of additional cash flow, which is necessary to continue as a going concern for the next twelve months.

        Based upon our most recent revenue and expense forecast, which changes from time to time, we estimate that our current available capital is sufficient to fund Wave into July 2008. In addition to our efforts to begin to generate revenue sufficient to fund our operations, or complete one or more commercial or strategic transactions, Wave is evaluating additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We estimate, based upon our most recent forecasts, we will need to generate approximately $6,500,000 from a combination of revenue growth (over and above forecasted revenue growth), commercial or strategic transactions and/or additional financings, to continue as a going concern for the twelve months ending May 31, 2009. We expect we will be required to generate a significant portion of this cash through additional financings in the form of sales of newly issued securities. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. As we issue additional shares of our stock, our stockholders' ownership will be diluted. Also, the shares issued may have rights, preferences or privileges senior to those of our common stock. In addition, if we pursue debt financing we may be required to pay interest costs. The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate which would in turn impede our ability to achieve our business objectives. Furthermore, if we are not successful in generating sufficient cash flow or obtaining additional funding, we will be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures and continue as a going concern.

Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.

        The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.

        Wave's business model relies on an assumed market of tens of millions of units shipping with built-in security hardware and for Wave to be successful selling its upgraded version of client and server software products to these users. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.

        As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.

Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.

        Wave's offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems, such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.

        Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the enterprise and consumer markets, which will likely be necessary for us to be a successful commercial enterprise.

Our products have not been accepted as industry standards, which may slow their sales growth.

        We believe platforms adopting integrated hardware security into the PC will become a significant standard feature in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop, or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology; and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.

If we do not keep up with technological changes, our product development and business growth will suffer.

        Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements, and emerging industry standards, our success will depend, among other things, upon our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer, and we may not have the ability to remain in business.

We are subject to risks relating potential security breaches of our software products.

        Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by Internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security, or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.

        A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks.

Competition and competing technologies may render some or all of our products non-competitive or obsolete.

        An increasing number of market entrants have introduced or are developing products and services that compete with Wave's. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave's potential competitors include security solutions providers such as RSA Security, Inc. (a division of EMC), Symantec, Computer Associates, Verisign, Inc., Entrust, Inc., Ultimaco, Safenet and major systems integrators such as IBM, HP and EDS. In addition, Wave competes with other client security applications companies that are developing trusted computing applications, including Softex Incorporated, Phoenix Technologies Ltd., Infineon Technologies AG and Microsoft.

        Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave's early stage, and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.

We have a high dependence on relationships with strategic partners that must continue or our ability to successfully produce and market our products will be impaired.

        Due in large part to Wave's early stage and lower name recognition; we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems' integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners, there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.

Product defects or development delays may limit our ability to sell our products.

        We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market's demand.

If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.

        We believe that our future success depends upon the continued service of our key technical and management personnel and on our ability to attract and retain highly skilled technical, management, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.

We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

        Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.

        We rely on trade secrets and proprietary know-how, which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached, and we may not have adequate remedies for these breaches. Our trade secrets may also otherwise become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. While we have and will continue to protect our software and our patented technology, intellectual property laws may not adequately protect our technology. We have registered trademark and service mark registrations with the United States Patent and Trademark Office for the marks WaveMeter and WaveNet, EMBASSY, Second Shift (the Wave juggler logo), WaveDirect and Charity Wave. Wave intends to apply for additional name and logo marks in the United States and foreign jurisdictions, as appropriate, but we cannot assure you that federal registration of any of these trademarks will be granted.

Regulation of international transactions may limit our ability to sell our products in foreign markets.

        Most of our software products are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. With respect to our EMBASSY Trust Suite and EMBASSY Trust Server software applications, we have applied for and received export classifications that allow us to export our products, without a license and with no restrictions, to any country throughout the world with the exception of Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria.

        We believe the export classifications that we have received for our software products allow us to sell our products internationally in an effective, competitively advantageous manner. Enhancements to existing products may, and new products will be subject to reviews by the BXA to determine what export classification they will receive. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently, we are allowed to export the products for which we've received classification, in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it more difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.

        In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part to having access to international markets.

Our stock price is volatile.

        The price of our Class A common stock has been and likely will continue to be subject to wide fluctuations in response to a number of events and factors, such as:

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  quarterly variations in operating results;

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  announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

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  the operating and stock price performance of other companies that investors may deem comparable to us; and

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  news reports relating to trends in our markets.

        In addition, the stock market in general, and the market prices for technology-related companies in particular, have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A common stock or any of our other securities for which a market develops, regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. It is possible that we could become the target of litigation of this kind that would require substantial management attention and expense. The diversion of management's attention and capital resources could have a material adverse affect on our business. In addition, any negative publicity or perceived negative publicity of any such litigation could have an adverse impact on our business.

We may be subject to conflicts of interest that could adversely slow our corporate governance process.

        Our board of directors does not include any representatives of our strategic partners. However, our board of directors has included in the past, and may include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us, or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters, where there could be conflicts of interest. Even if such a director does abstain, his presence on the Board could affect the process or the results of the Board's deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.

Governmental regulation may slow our growth and decrease our profitability.

        There are currently few laws or regulations that apply directly to the Internet. Because our business is dependent in significant respect on the Internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce, which could, in turn, decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.

        Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.

If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

        If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition.

We may be unable to remain listed on The Nasdaq Global Market or the The Nasdaq Capital Market.

        On May 5, 2008, we received notification from The Nasdaq Stock Market indicating that for the prior 30 consecutive business days, the bid price for our common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450 (the "Bid Price Rule"). This notice follows the previous notice (the "Previous Nasdaq Notice") received by the Company on April 29, 2008 from The Nasdaq Stock Market indicating that the Company's common stock was below $50 million for 10 consecutive business days, and, therefore, did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(b)(1)(A) (the "Market Value Rule").

        In accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until November 3, 2008, to regain compliance with the Bid Price Rule. If, at anytime before November 3, 2008, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that it has achieved compliance with the Bid Price Rule. However, the Previous Nasdaq Notice states that the Company will be provided a period of 30 calendar days, or until May 29, 2008, to regain compliance with the Market Value Rule by having a market value of $50 million or more for the Company's common stock for a minimum of 10 consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances).

        Because the Company did not regain compliance with the Market Value Rule by May 29, 2008, we received written notification from the Nasdaq staff on May 30, 2008 informing us that the Company's securities will be delisted from The Nasdaq Global Market. The Company will appeal the determination to delist its securities to a Listing Qualifications Panel and expects such hearing to be held within four to six weeks. The Company's shares will continue to be listed on The Nasdaq Global Market pending the outcome of the appeal. The Company may also apply to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for inclusion set forth in the Marketplace Rules, other than the minimum bid price requirement. If the Company submits an application to transfer its securities to The Nasdaq Capital Market and it is approved, the Company may be afforded the remainder of The Nasdaq Capital Market's 180 calendar day compliance period in order to regain compliance with the Bid Price Rule while on The Nasdaq Capital Market. We may not be successful in our efforts to remain listed on The Nasdaq Global Market or to be listed and remain listed on The Nasdaq Capital Market.

THE SECURITIES WE MAY OFFER

        We may offer shares of our Class A common stock and preferred stock, and/or warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus at prices and on terms to be determined at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

USE OF PROCEEDS

        Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including the development and support of our sales and marketing organization, support for our continuing research and development efforts and the funding of acquired related businesses and technologies.

DESCRIPTION OF CAPITAL STOCK

        Following is a summary of the material terms of our capital stock, including our Class A common stock. The summary is not complete and should be read in conjunction with our Restated Certificate of Incorporation, as amended ("Restated Certificate of Incorporation").

Authorized and Outstanding Shares

        Our authorized capital stock consists of 150,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value.

        As of May 29, 2008, a total of 55,069,077 shares of our Class A common stock and 38,232 shares of our Class B common stock were issued and outstanding.

Common Stock

        Wave's Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.

Voting Rights

        The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Wave. Holders of Class B common stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than Wave's board of directors or in the event of an "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended) or other solicitation of proxies or consents by or on behalf of any person or persons other than Wave's board of directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave to or with any other person, if the particular business combination or other transaction has not been recommended by Wave's board of directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders of Wave in the event that any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of 20% or more of the outstanding voting securities of Wave (provided that this provision will not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of our initial public offering or any group including any such person). No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors.

        Under Wave's Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to Wave's Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

Dividends

        Holders of the Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as are declared by Wave's board of directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A common stock or Class B common stock shall be paid only as follows: shares of Class A common stock shall be paid only to holders of Class A common stock and shares of Class B common stock shall be paid only to holders of Class B common stock. Wave's Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.

Conversion

        The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock.

Other Rights

        Neither class of common stock contains preemptive or other rights of the holders to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Wave, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

        Pursuant to our Restated Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock, in one or more series. Our board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, as well as the qualifications, limitations or restrictions of any unissued series of preferred stock. Our board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.

        We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, applicable:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price;

  •
  the dividend rate, period and payment date and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right would be in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-takeover Effects of Provisions of our Restated Certificate of Incorporation and Restated By-laws and of Delaware Law

        Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

        Restated Certificate of Incorporation and Restated By-laws. Our Restated By-laws provide for an advance notice procedure for stockholder proposals to be considered at annual meetings of stockholders, such as the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. In addition, under our Restated By-laws newly created directorships resulting from any increase in the number of directors (which may be undertaken by action of a majority of the board of directors) or any vacancies in the board of directors resulting from death, resignation, removal (which may be undertaken by action of a majority of the board of directors) or otherwise, may be filled by the remaining director or directors. Provisions of our Restated By-laws may be amended by the board of directors without the approval of our shareholders. Our Restated Certificate of Incorporation provides that our board of directors may provide for the issuance of preferred stock in one or more series with distinctive serial designations, rights, preferences, and limitations of the shares of each such series as the board of directors determines. Our board of directors could designate and issue preferred stock in a manner that could adversely affect voting or other rights of our common stock. As described above, shares of our Class B Common Stock have special voting rights with respect to mergers and certain other transactions that could result in a change in control of us. The foregoing provisions could be used to deter or delay certain transactions involving an actual or potential change in control of us.

        Delaware Takeover Statute. Section 203 of the Delaware General Corporation Law generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation's voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15.0% or more of the corporation's voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to our company.

DESCRIPTION OF WARRANTS

        We have warrants to purchase 2,238,586 shares of our Class A common stock outstanding. We may in the future issue warrants for the purchase of our Class A common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent, if retained, will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. The applicable warrant agreement and form of warrant certificate will be filed as exhibits to or incorporated by reference in the registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in any applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

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  the designation, number and terms of the shares of our Class A common stock purchasable upon exercise of the warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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  the date, if any, on and after which the warrants and the related Class A common stock, if any, will be separately transferable;

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  the price at which each share of Class A common stock purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material or special United States federal income tax considerations applicable to the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

        We may issue units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Warrants" will apply to each unit and to any Class A common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly (including our affiliates), through agents or through a combination of these methods. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities (including any managing underwriters), the public offering or purchase price of such securities, the net proceeds we will receive from such sale, any delayed delivery arrangements, any underwriting discounts, commissions and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions (inside and outside of the United States) where we are authorized to do so.

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The maximum compensation or discount to be received by any member of the National Association of Securities Dealers or any independent broker-dealer will not be greater than 8% for the sale of any securities registered pursuant Rule 415 under the Securities Act of 1933, as amended, or Securities Act.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        The Class A Common stock is listed on the Nasdaq Global Market under the symbol "WAVX". Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for Wave by Bingham McCutchen LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Wave Systems Corp. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2007 consolidated financial statements, (i) contain an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty; and (ii) refer to a change in accounting for share-based compensation.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to our obligations under the Securities Exchange Act of 1934, we file reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation for the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov.

        As stated previously, our common stock is traded on the Nasdaq Global Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, until all of the shares of common stock that are part of this offering have been sold. The documents we have incorporated by reference are:

  •
  Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;

  •
  Current Report on Form 8-K filed with the SEC on March 3, 2008, March 18, 2008, April 30, 2008, May 6, 2008, May 14, 2008, May 27, 2008 and May 30, 2008, respectively;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A; and

  •
  our definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2008.

        Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or telephoning the Company's Secretary at Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        To be provided upon the filing of a prospectus supplement to which this registration statement is related or in a report filed by the registrant under the Securities Exchange Act of 1934.

Item 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein. Wave's Restated Certificate of Incorporation and Restated By-laws provide for indemnification of its officers and directors and certain other persons against liabilities and expenses incurred by any of them to the fullest extent authorized by the Delaware General Corporation Law.

        The Restated Certificate of Incorporation authorizes Wave to obligate itself to indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law, for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to Wave or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended or (iv) for any transaction from which the director or officer derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

        The Restated By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of Wave shall be indemnified and held harmless by Wave to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. If a claim is not paid in full by Wave within sixty days after a written claim has been received, the claimant may at any time thereafter bring suit against Wave to recover the unpaid amount of the claim.

        We have obtained officer and director liability insurance with respect to liabilities arising out of various matters, including matters arising under the Securities Act.

Item 16.    EXHIBITS.

Exhibit No.		Description of Exhibit
1.1		Form of Underwriting Agreement(1).
4.1	*	Form of Stock Certificate of Class A Common Stock (incorporated by reference to Exhibit 4.1 of Wave's Registration Statement on Form S-1, File No. 33-75286).
4.2		Form of Certificate of Designation(1).
4.3		Form of Certificate for Preferred Stock(1).
4.4		Form of Warrant Agreement(1).
4.5		Form of Warrant Certificate(1).
4.6		Form of Unit Agreement(1).
5.1		Opinion of Bingham McCutchen LLP with respect to the legality of the shares being offered(2).
12.1		Computation of Ratio/Deficiency of Earnings to Fixed Charges(1).
23.1		Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1 hereto).
23.2		Consent of KPMG LLP, independent registered public accounting firm(2).
24.1		Power of Attorney (included on the signature page hereto).
99.1		Form of Securities Purchase Agreement(1).

*
Incorporated by reference.

(1)
To be filed as an exhibit to a Current Report on Form 8-K or a post-effective amendment to the registration statement. Incorporated herein by reference.

(2)
Filed herewith.

Item 17.    UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act to any purchaser:

          (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in "Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, Commonwealth of Massachusetts, on the 30th day of May, 2008.

WAVE SYSTEMS CORP.
By:	/s/ STEVEN K. SPRAGUE Name: Steven K. Sprague Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven K. Sprague, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN K. SPRAGUE Steven K. Sprague	President, Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2008
/s/ JOHN E. BAGALAY, JR. John E. Bagalay, Jr.	Director	May 30, 2008
/s/ GEORGE GILDER George Gilder	Director	May 30, 2008
/s/ JOHN E. MCCONNAUGHY, JR. John E. McConnaughy, Jr.	Director	May 30, 2008

/s/ NOLAN BUSHNELL Nolan Bushnell	Director	May 30, 2008
/s/ GERARD T. FEENEY Gerard T. Feeney	Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial Officer, Principal Accounting Officer and Duly Authorized Officer of the Registrant)	May 30, 2008

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1		Form of Underwriting Agreement(1).
4.1	*	Form of Stock Certificate of Class A Common Stock (incorporated by reference to Exhibit 4.1 of Wave's Registration Statement on Form S-1, File No. 33-75286).
4.2		Form of Certificate of Designation(1).
4.3		Form of Certificate for Preferred Stock(1).
4.4		Form of Warrant Agreement(1).
4.5		Form of Warrant Certificate(1).
4.6		Form of Unit Agreement(1).
5.1		Opinion of Bingham McCutchen LLP with respect to the legality of the shares being offered(2).
12.1		Computation of Ratio/Deficiency of Earnings to Fixed Charges(1).
23.1		Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1 hereto).
23.2		Consent of KPMG LLP, independent registered public accounting firm(2).
24.1		Power of Attorney (included on the signature page hereto).
99.1		Form of Securities Purchase Agreement(1).

*
Incorporated by reference.

(1)
To be filed as an exhibit to a Current Report on Form 8-K or a post-effective amendment to the registration statement. Incorporated herein by reference.

(2)
Filed herewith.